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                                                                      EXHIBIT 21


                  Aaro Broadband Wireless Communications, Inc.
                         Subsidiaries of the Registrant

                                            Jurisdiction of                     Percentage of
Name of Subsidiary                          Incorporation                         Ownership
------------------                          ---------------                     -------------

Global Wireless Technologies, Inc.          Oklahoma                               100.0



The above listed subsidiaries have been consolidated in the Registrant's financial statements.